Exhibit 3.169

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE. OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INTEGRATED REGIONAL LABORATORIES, LLP” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

STATEMENT OF QUALIFICATION, FILED THE SIXTH DAY OF DECEMBER, A.D. 2005, AT 8:37 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID STATEMENT OF QUALIFICATION IS THE EIGHTH DAY OF DECEMBER, A.D. 2005.

ANNUAL REPORT, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 2006, AT 12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY PARTNERSHIP, “INTEGRATED REGIONAL LABORATORIES, LLP”.

[SEAL]
4072310 8100H		Harriet Smith Windsor, Secretary of State

060958193		AUTHENTICATION: 5126360

DATE: 10-18-06

STATE OF DELAWARE

STATEMENT OF QUALIFICATION OF

INTEGRATED REGIONAL LABORATORIES, LLP

1.	The name of the limited liability partnership is Integrated Regional Laboratories, LLP

2.	The address of its registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company.

3.	The number of partners of the limited liability partnership is two (2).

4.	The partnership elects to be a limited liability partnership.

5.	The effective date of this Statement of Qualification is December 8, 2005.

IN WITNESS wHEREOF, the undersigned has executed this Statement of Qualification this 5th day of December, 2005 A.D,

HEALTH SERVICES (DELAWARE), INC., an authorized partner

By:
Dora A. Blackwood Vice President and Assistant Secretary

INTEGRATED REGIONAL LAB, LLC, an authorized partner

By:
John M. Franck II Manager

STATE OF DELAWARE

ANNUAL REPORT FOR

LIMITED LIABILITY PARTNERSHIP

1.	The name of the limited liability partnership is:

INTEGRATED REGIONAL LABORATORIES, LLP

2.	The number of partners the limited liability partnership has is 2.

3.	The name and address of the registered agent in the State of Delaware is:

THE CORPORATION TRUST COMPANY

CORPORATION TRUST CENTER

1209 ORANGE STREET

WILMINGTON DE 19801

IN WITNESS WHEREOF, the undersigned has caused this annual report to be executed this 19 th day of May, A.D. 2006.

By:
Partner/Authorized Person

Health Services (Delaware), Inc.

Name:	By:	David L. Denson, VP & Asst. Sec. of GP
(Printed or Typed)